UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 15, 2021

TD Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36055	45-4077653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25th Floor, Block C, Tairan Building

No. 31 Tairan 8th Road, Futian District

Shenzhen, Guangdong, PRC 518000

(Address of Principal Executive Offices)

+86 (0755) 88898711

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	GLG	Nasdaq Capital Market

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 15, 2021, TD Holdings, Inc. (the “Company”) held its 2021 annual meeting of stockholders (the “Annual Meeting”). The number of shares of common stock entitled to vote at the Annual Meeting was 137,298,800 shares. The number of shares of common stock present or represented by valid proxy at the Annual Meeting was 83,875,434 shares. At the Annual Meeting, the following proposals were voted on:

1.	That the following constitutes the number of votes voted with respect to the following persons as Directors of TD Holdings, Inc.

	FOR	AGAINST	WITHHELD	ABSTAIN
Renmei Ouyang	73,499,582	0	125,655	0
Tianshi (Stanley) Yang	73,529,593	0	95,644	0
Weicheng Pan	702,311	0	72,922,926	0
Xiangjun Wang	73,530,340	0	94,897	0
Donghong Xiong	73,495,940	0	129,297	0
Henry Heung Ming Wong	73,529,652	0	95,585	0

Accordingly, except for Mr. Weicheng Pan, each such person has been duly elected as a Director to hold such office until the 2022 Annual Meeting of Stockholders or until his successor is elected and shall qualify.

2.	That the following constitutes the number of shares voted with respect to the ratification of BF Borgers CPA PC serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021.

FOR	AGAINST	WITHHELD	ABSTAIN
83,627,934	40,268	0	207,232

Accordingly, BF Borgers CPA PC has been ratified to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TD Holdings, Inc.

Date: December 16, 2021	By:	/s/ Renmei Ouyang
	Name:	Renmei Ouyang
	Title:	Chief Executive Officer

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